Exhibit 99.1

NATIONAL-OILWELL, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

March 11, 2005

This Proxy is Solicited on Behalf of the Board of Directors of National-Oilwell, Inc.

     The undersigned hereby appoints Steven W. Krablin and Dwight W. Rettig, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock of National-Oilwell, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of National-Oilwell, Inc. at Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas on March 11, 2005 at 10:00 a.m., local time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying joint proxy statement/prospectus. The undersigned hereby revokes any proxy heretofore given to vote shares held by the undersigned.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendation, please sign the reverse side; no boxes need to be checked.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

☑	Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” Items No. 1, 2 and 3.

		FOR	AGAINST	ABSTAIN
Item 1 —	To approve the adoption of the Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004, between National-Oilwell, Inc. and Varco International, Inc., as amended prior to the special meeting, including the issuance of shares of National Oilwell common stock in the merger and an amendment to National Oilwell’s certificate of incorporation increasing the authorized number of shares of common stock to 500 million, eliminating the class of special voting stock and changing the company’s name to National Oilwell Varco, Inc.	☐	☐	☐

Item 2 —	To approve the National Oilwell Varco Long-Term Incentive Plan, subject to completion of the merger contemplated by the Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004, between National-Oilwell, Inc. and Varco International, Inc., as amended prior to the special meeting.	☐	☐	☐

Item 3 —	To approve the adjournment of the special meeting, for any reason, including to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposals.	☐	☐	☐

Item 4 —	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:

Signature:

Date: